LAW 553-FL-ARB-eps 9/19

FORM# 75499
DEAL# 29028
STORE# 123

RETAIL INSTALLMENT SALE CONTRACT – SIMPLE FINANCE CHARGE (WITH ARBITRATION PROVISION)

STK# KP181222
CUST# 6547309

Buyer Name and Address	Co-Buyer Name and Address	Seller - Creditor (Name and Address)
TREBOR INDUSTRIES, INC 3001 NW 25TH AVE SUITE 1 POMPANO BEACH FL 33069	ROBERT MANUEL CARMICHAEL 2124 NE 24TH ST FORT LAUDERDALE FL 33305	MERCEDES BENZ COCONUT CREEK 4250 N STATE RD 7 COCONUT CREEK FL 33073
Buyer's Birth Month: N/A	Co-Buyer's Birth Month: March	

You, the Buyer (and Co-Buyer, if any), may buy the vehicle below for cash or on credit. By signing this contract, you choose to buy the vehicle on credit under the agreements in this contract. You agree to pay the Seller-Creditor (sometimes "we" or "us" in this contract) the Amount Financed and Finance Charge in U.S. funds according to the payment schedule below. We will figure your finance charge on a daily basis at the Base Rate of 0.0 % per year. The Truth-In-Lending Disclosures below are part of this contract.
You have thoroughly inspected, accepted, and approved the vehicle in all respects.

New/Used/ Demo	Year	Make and Model	Weight (lbs.)	Vehicle Identification Number	Primary Use For Which Purchased
NEW	2019	MERCEDES BENZ SPRINTER	4900	WD4PF4CD6KP181222	Personal, family, or household unless otherwise indicated below ☐ business ☐ agricultural ☐ N/A

You agree that we advised you whether, based on seller's knowledge, the vehicle was titled, registered, or used as a taxicab, police vehicle, short term rental or is a vehicle that is rebuilt or assembled from parts, a kit car, a replica, a flood vehicle, or a manufacturer buy back.

FEDERAL TRUTH-IN-LENDING DISCLOSURES

ANNUAL PERCENTAGE RATE The cost of your credit as a yearly rate.	FINANCE CHARGE The dollar amount the credit will cost you.	Amount Financed The amount of credit provided to you or on your behalf.	Total of Payments The amount you will have paid after you have made all payments as scheduled.	Total Sale Price The total cost of your purchase on credit, including your down payment of $ 5500.00 is
0.0 %	$ 0.00	$ 55841.40	$ 55841.40	$ 61341.40

Your Payment Schedule Will Be: (e) means an estimate

Number of Payments	Amount of Payments	When Payments Are Due
60	930.69	Monthly beginning 10/05/2020
N/A	N/A	N/A

Or As Follows: N/A

Late Charge. If payment is not received in full within 10 days after it is due, you will pay a late charge of 5 % of each installment.

Prepayment. If you pay early, you may have to pay a penalty.

Security Interest. You are giving a security interest in the vehicle being purchased.

Additional Information: See this contract for more information including information about nonpayment, default, prepayment penalties, any required repayment in full before the scheduled date and security interest.

WARRANTIES SELLER DISCLAIMS
Unless the Seller makes a written warranty, or enters into a service contract within 90 days from the date of this contract, the Seller makes no warranties, express or implied, on the vehicle, and there will be no implied warranties of merchantability or of fitness for a particular purpose.
This provision does not affect any warranties covering the vehicle that the vehicle manufacturer may provide.

Returned Payment Charge: If any check or other payment instrument you give us is dishonored or any electronic payment you make is returned unpaid, you will pay a charge of $25 if the payment amount is $50 or less; $30 if the payment amount is over $50 but not more than $300; $40 if the payment amount is over $300; or such amount as permitted by law.

Florida documentary stamp tax required by law in the amount of $ 195.65 has been paid or will be paid directly to the Department of Revenue.
Certificate of Registration No. 78-8013889494-9 .

You assign all manufacturer rebates and cash back incentives used as a downpayment on this contract to seller. You agree to complete all documents required for assignment of rebates and incentives.

08/21/2020, 12:29 pm

Buyer Signs X ______________ Co-Buyer Signs X ______________

ITEMIZATION OF AMOUNT FINANCED

1	Cash Price (including $ 3364.64 sales tax)			$ 59091.25 (1)
2	Total Downpayment =			
	Gross Trade-In Allowance		$ 3000.00	
	Less Pay Off Made By Seller (e)		$ N/A	
	Equals Net Trade In		$ 3000.00	
	+ Cash		$ 2500.00	
	+ Other N/A		$ N/A	
	+ Other N/A		$ N/A	
	(If total downpayment is negative, enter "0" and see 5J below)			$ 5500.00 (2)
3	Unpaid Balance of Cash Price (1 minus 2)			$ 53591.25 (3)
4	Predelivery Service Fees			
	A Predelivery Service Charge	$ 799.00		
	B Electronic Registration Filing Fee	$ 149.00		
	C N/A	$ N/A		
	These charges represent costs and profit to the dealer for items such as inspecting, cleaning, and adjusting vehicles, and preparing documents related to the sale.			
	Total Predelivery Service Fees			$ 948.00 (4)
5	Other Charges Including Amounts Paid to Others on Your Behalf (Seller may keep part of these amounts):			
	A Cost of Optional Credit Insurance Paid to Insurance Company or Companies.			
	Life	$ N/A		
	Disability	$ N/A	$ N/A	
	B Vendor's Single Interest Insurance Paid to Insurance Company		$ N/A	
	C Other Optional Insurance Paid to Insurance Company or Companies		$ N/A	
	D Optional Gap Contract		$ N/A	
	E Official Fees Paid to Government Agencies		$ N/A	
	F Government Documentary Stamp Taxes		$ 195.65	
	G Government Taxes Not Included in Cash Price		$ N/A	
	H Government License and/or Registration Fees TIRE FEE $ 5.00 BATT FEE $ 1.50 LIC REG $ 250.00		$ 256.50	
	I Government Certificate of Title Fees		$ N/A	
	J Other Charges (Seller must identify who is paid and describe purpose)			
	to N/A	for Prior Credit or Lease Balance (e)	$ N/A	
	to MERCEDES-BENZ	for SPRINTER EXT. LTD. WARRANTY	$ 850.00	
	to N/A	for N/A	$ N/A	
	to N/A	for N/A	$ N/A	
	to N/A	for N/A	$ N/A	
	to N/A	for N/A	$ N/A	
	to N/A	for N/A	$ N/A	
	to N/A	for N/A	$ N/A	
	to N/A	for N/A	$ N/A	
	to N/A	for N/A	$ N/A	
	Total Other Charges and Amounts Paid to Others on Your Behalf			$ 1302.15 (5)
6	Loan Processing Fee Paid to Seller (Prepaid Finance Charge)			$ 0.00 (6)
7	Amount Financed (3 plus 4 plus 5)			$ 55841.40 (7)

Used Car Buyers Guide. The information you see on the window form for this vehicle is part of this contract. Information on the window form overrides any contrary provisions in the contract of sale.
Spanish Translation: Guía para compradores de vehículos usados. La información que ve en el formulario de la ventanilla para este vehículo forma parte del presente contrato. La información del formulario de la ventanilla deja sin efecto toda disposición en contrario contenida en el contrato de venta.

OPTIONAL SERVICE CONTRACTS
You are not required to buy a service contract to obtain credit. Your choice of service contract providers for any service contracts you buy will not affect our decision to sell or extend credit to you.

REJECTION OR REVOCATION
If you are permitted under Florida's Uniform Commercial Code to reject or revoke acceptance of the vehicle and you claim a security interest in the vehicle because of this, you must either: (a) post a bond in the amount of the disputed balance; or (b) deposit all installment payments as they become due into the registry of a court of competent jurisdiction.

SERVICING AND COLLECTION CONTACTS
You agree that we may try to contact you in writing, by e-mail, or using pre recorded/artificial voice messages, text messages, and automatic telephone dialing systems, as the law allows. You also agree that we may try to contact you in these and other ways at any address or telephone number you provide us, even if the telephone number is a cell phone number or the contact results in a charge to you.

APPLICABLE LAW
Federal law and the law of the state of Florida apply to this contract.

OPTION: ☐ You pay no finance charge if the Amount Financed, Item 7, is paid in full on or before N/A , Year N/A . SELLER'S INITIALS N/A

OPTIONAL GAP CONTRACT. A gap contract (debt cancellation contract) is not required to obtain credit and will not be provided unless you sign below and agree to pay the extra charge. If you choose to buy a gap contract, the charge is shown in Item 5D of the Itemization of Amount Financed. See your gap contract for details on the terms and conditions it provides. It is a part of this contract.

Term N/A Mos. N/A
Name of Gap Contract

I want to buy a gap contract.

Buyer Signs X N/A

NO COOLING OFF PERIOD

State law does not provide for a "cooling off" or cancellation period for this sale. After you sign this contract, you may only cancel it if the seller agrees or for legal cause. You cannot cancel this contract simply because you change your mind. This notice does not apply to home solicitation sales.

Agreement to Arbitrate: By signing below, you agree that, pursuant to the Arbitration Provision on page 5 of this contract, you or we may elect to resolve any dispute by neutral, binding arbitration and not by a court action. See the Arbitration Provision for additional information concerning the agreement to arbitrate.

Buyer Signs **X** ______________________ Co-Buyer Signs **X** ______________________

Insurance. You may buy the physical damage insurance this contract requires from anyone you choose who is acceptable to us. You may also provide the physical damage insurance through an existing policy owned or controlled by you that is acceptable to us. You are not required to buy any other insurance to obtain credit unless the box indicating Vendor's Single Interest Insurance is required is checked below. Your choice of insurance providers will not affect our decision to sell you the vehicle or extend credit to you.

If any insurance is checked below, policies or certificates from the named insurance companies will describe the terms and conditions.

Check the insurance you want and sign below:

Optional Credit Insurance

☐ Credit Life: ☐ Buyer ☐ Co-Buyer ☐ Both | ☐ Credit Disability: ☐ Buyer ☐ Co-Buyer ☐ Both

Term N/A | Term N/A

Premium: Credit Life $ N/A | Credit Disability $ N/A

Insurance Company Name N/A | Home Office Address N/A

Credit life insurance and credit disability insurance are not required to obtain credit. Your decision to buy or not to buy credit life insurance and credit disability insurance will not be a factor in the credit approval process. They will not be provided unless you sign and agree to pay the extra cost. If you choose this insurance, the cost is shown in Item 5A of the Itemization of Amount Financed. Credit life insurance is based on your original payment schedule. This insurance may not pay all you owe on this contract if you make late payments. Credit disability insurance does not cover any increase in your payment or in the number of payments.

If the box above is checked to indicate that you want credit life insurance, please read and sign the following acknowledgments:

1. You understand that you have the option of assigning any other policy or policies you own or may procure for the purpose of covering this extension of credit and that the policy need not be purchased from us in order to obtain the extension of credit.

X N/A (Buyer) N/A (Date) X N/A (Co-Buyer) N/A (Date)

2. You understand that the credit life coverage may be deferred if, at the time of application, you are unable to engage in employment or unable to perform normal activities of a person of like age and sex. (You need not sign this acknowledgement if the proposed credit life insurance policy does not contain this restriction.)

X N/A (Buyer) N/A (Date) X N/A (Co-Buyer) N/A (Date)

3. You understand that the benefits under the policy will terminate when you reach a certain age and affirm that your age is accurately represented on the application or policy.

X N/A (Buyer) N/A (Date) X N/A (Co-Buyer) N/A (Date)

Other Optional Insurance

☐ N/A (Type of Insurance) N/A (Term) Premium $ N/A

Insurance Company Name & Address

N/A

☐ N/A (Type of Insurance) N/A (Term) Premium $ N/A

Insurance Company Name & Address

N/A

☐ N/A (Type of Insurance) N/A (Term) Premium $ N/A

Insurance Company Name & Address

N/A

☐ N/A (Type of Insurance) N/A (Term) Premium $ N/A

Insurance Company Name & Address

N/A

☐ N/A (Type of Insurance) N/A (Term) Premium $ N/A

Insurance Company Name & Address

N/A

Other optional insurance is not required to obtain credit. Your decision to buy or not buy other optional insurance will not be a factor in the credit approval process. It will not be provided unless you sign and agree to pay the extra cost.

I want the insurance checked above.

X N/A (Buyer Signature) N/A (Date) X N/A (Co-Buyer Signature) N/A (Date)

LIABILITY INSURANCE COVERAGE FOR BODILY INJURY AND PROPERTY DAMAGE CAUSED TO OTHERS IS NOT INCLUDED IN THIS CONTRACT.

☐ VENDOR'S SINGLE INTEREST INSURANCE (VSI insurance): If the preceding box is checked, the Creditor requires VSI insurance for the initial term of the contract to protect the Creditor for loss or damage to the vehicle (collision, fire, theft, concealment, skip). VSI insurance is for the Creditor's sole protection. This insurance does not protect your interest in the vehicle. **You may choose the insurance company through which the VSI insurance is obtained.** If you elect to purchase VSI insurance through the Creditor, **the cost of this insurance is $** N/A and is also shown in item 5B of the Itemization of Amount Financed. The coverage is for the initial term of the contract.

You authorize us to purchase Vendor's or Lender's Single Interest Insurance.

Buyer Signs X N/A Co-Buyer Signs X N/A Date: N/A

OTHER IMPORTANT AGREEMENTS

1. FINANCE CHARGE AND PAYMENTS

a. **How we will figure Finance Charge.** We will treat any Prepaid Finance Charge as fully earned on the date of this contract. We will figure the rest of the finance charge on a daily basis at the Base Rate on the unpaid part of your Principal Balance. Your Principal Balance is the sum of the Amount Financed and the Prepaid Finance Charge, if any.

b. **How we will apply payments.** We may apply each payment to the earned and unpaid part of the Finance Charge, to the unpaid part of your Principal Balance and to other amounts you owe under this contract in any order we choose as the law allows.

c. **How late payments or early payments change what you must pay.** We based the Finance Charge, Total of Payments, and Total Sale Price shown on page 1 of this contract on the assumption that you will make every payment on the day it is due. Your Finance Charge, Total of Payments, and Total Sale Price will be more if you pay late and less if you pay early. Changes may take the form of a larger or smaller final payment or, at our option, more or fewer payments of the same amount as your scheduled payment with a smaller final payment. We will send you a notice telling you about these changes before the final scheduled payment is due.

d. **You may prepay.** You may prepay all or part of your Principal Balance at any time. If the contract is paid in full within six months after the date you sign it, we may impose an acquisition charge, not exceeding $75, for services performed on your behalf for processing this contract. If you prepay, you must pay the earned and unpaid part of the Finance Charge and all other amounts due up to the date of your payment.

e. **You may ask for a payment extension.** You may ask us for a deferral of the scheduled due date of all or any part of a payment (extension). If we agree to your request, we may charge you a $15 extension fee. You must maintain the physical damage insurance required by this contract (see 2.d.) during any extension. If you do not have this insurance, we may buy it and charge you for it as this contract says. You may extend the term of any optional insurance you bought with this contract to cover the extension if the insurance company or your insurance contract permits it, and you pay the charge for extending this insurance.

If you get a payment extension, you will pay additional finance charges at the Base Rate on the amount extended during the extension. You will also pay any additional insurance charges resulting from the extension, and the $15 extension fee if we charge you this fee.

2. YOUR OTHER PROMISES TO US

a. **If the vehicle is damaged, destroyed, or missing.** You agree to pay us all you owe under this contract even if the vehicle is damaged, destroyed, or missing.

b. **Using the vehicle.** You agree not to remove the vehicle from the U.S. or Canada, or to sell, rent, lease, or transfer any interest in the vehicle or this contract without our written permission. You agree not to expose the vehicle to misuse, seizure, confiscation, or involuntary transfer. If we pay any repair bills, storage bills, taxes, fines, or charges on the vehicle, you agree to repay the amount when we ask for it.

c. **Security Interest.**

You give us a security interest in:

- The vehicle and all parts or goods put on it;
- All money or goods received (proceeds) for the vehicle;
- All insurance, maintenance, service, or other contracts we finance for you; and
- All proceeds from insurance, maintenance, service, or other contracts we finance for you. This includes any refunds of premiums or charges from the contracts.

This secures payment of all you owe on this contract. It also secures your other agreements in this contract. You will make sure the title shows our security interest (lien) in the vehicle. You will not allow any other security interest to be placed on the title without our written permission.

d. **Insurance you must have on the vehicle.**

You agree to have physical damage insurance covering loss of or damage to the vehicle for the term of this contract. The insurance must cover our interest in the vehicle. You agree to name us on your insurance policy as an additional insured and as loss payee. If you do not have this insurance, we may, if we choose, buy physical damage insurance. If we decide to buy physical damage insurance, we may either buy insurance that covers your interest and our interest in the vehicle, or buy insurance that covers only our interest. If we buy either type of insurance, we will tell you which type and the charge you must pay. The charge will be the premium for the insurance and a finance charge at the highest rate the law permits. If the vehicle is lost or damaged, you agree that we may use any insurance settlement to reduce what you owe or repair the vehicle.

e. **What happens to returned insurance, maintenance, service, or other contract charges.** If we obtain a refund of insurance, maintenance, service, or other contract charges, you agree that we may subtract the refund from what you owe.

3. IF YOU PAY LATE OR BREAK YOUR OTHER PROMISES

a. **You may owe late charges.** You will pay a late charge on each late payment as shown on page 1 of this contract. Acceptance of a late payment or late charge does not excuse your late payment or mean that you may keep making late payments.

If you pay late, we may also take the steps described below.

b. **You may have to pay all you owe at once.** If you break your promises (default), we may demand that you pay all you owe on this contract at once. Default means:

- You do not pay any payment on time;
- You give false, incomplete, or misleading information during credit application;
- You start a proceeding in bankruptcy or one is started against you or your property; or
- You break any agreements in this contract.

The amount you will owe will be the unpaid part of your Principal Balance plus the earned and unpaid part of the Finance Charge, any late charges, and any amounts due because you defaulted.

c. **You may have to pay collection costs.** If we hire an attorney to collect what you owe, you will pay the attorney's fee and court costs as the law allows. This includes any attorneys' fees we incur as a result of any bankruptcy proceeding brought by or against you under federal law.

d. **We may take the vehicle from you.** If you default, we may take (repossess) the vehicle from you if we do so peacefully and the law allows it. If your vehicle has an electronic tracking device (such as GPS), you agree that we may use the device to find the vehicle. If we take the vehicle, any accessories, equipment, and replacement parts will stay with the vehicle. If any personal items are in the vehicle, we may store them for you. If you do not ask for these items back, we may dispose of them as the law allows.

e. **How you can get the vehicle back if we take it.** If we repossess the vehicle, you may pay to get it back (redeem). We will tell you how much to pay to redeem. Your right to redeem ends when we sell the vehicle.

f. **We will sell the vehicle if you do not get it back.** If you do not redeem, we will sell the vehicle. We will send you a written notice of sale before selling the vehicle.

We will apply the money from the sale, less allowed expenses, to the amount you owe. Allowed expenses are expenses we pay as a direct result of taking the vehicle, holding it, preparing it for sale, and selling it. Attorney fees and court costs the law permits are also allowed expenses. If any money is left (surplus), we will pay it to you unless the law requires us to pay it to someone else. If money from the sale is not enough to pay the amount you owe, you must pay the rest to us. If you do not pay this amount when we ask, we may charge you interest at a rate not exceeding the highest lawful rate until you pay.

g. **What we may do about optional insurance, maintenance, service, or other contracts.** This contract may contain charges for optional insurance, maintenance, service, or other contracts. If we demand that you pay all you owe at once or we repossess the vehicle, you agree that we may claim benefits under these contracts and cancel them to obtain refunds of unearned charges to reduce what you owe or repair the vehicle. If the vehicle is a total loss because it is confiscated, damaged, or stolen, we may claim benefits under these contracts and cancel them to obtain refunds of unearned charges to reduce what you owe.

08/21/2020, 12:29 pm

Buyer Signs X ____________________ Co-Buyer Signs X ____________________

Seller's Right to Cancel

a. Seller agrees to deliver the vehicle to you on the date this contract is signed by Seller and you. You understand that it may take a few days for Seller to verify your credit, locate financing for you on the exact terms shown on page 1 of this contract, and assign this contract to a financial institution. You agree that Seller has the number of days stated below to assign this contract. You agree that if Seller is unable to assign this contract within this time period to any one of the financial institutions with whom Seller regularly does business under an assignment acceptable to Seller, Seller may cancel this contract. Seller's right to cancel this contract ends upon assignment of this contract.

b. If Seller elects to cancel per Paragraph a above, Seller will give you written notice (or in any other manner in which actual notice is given to you). In that event, you may have the option of negotiating and signing a new contract with different financing terms (for example, a larger down payment, a higher annual percentage rate, a required cosigner, etc.) or you may pay with alternate funds arranged by you.

c. Upon receipt of the notice of cancellation, you must return the vehicle to Seller within 48 hours in the same condition as when sold other than reasonable wear for the time you had it. Except as described below, Seller must give you back all consideration Seller has received from you in connection with this contract.

d. If you do not return the vehicle within 48 hours after receipt of the notice of cancellation, you agree that Seller may use any lawful means to take it back (including repossession if done peacefully) and you will be liable for all expenses incurred by Seller in taking the vehicle from you, including reasonable attorney's fees. If you fail to return the vehicle within 48 hours after receipt of the notice of cancellation, you agree to pay Seller the charge shown in the Seller's Right to Cancel provision below for each day you do not return the vehicle after receipt of the notice of cancellation.

e. While the vehicle is in your possession, all terms of this contract, including those relating to use of the vehicle and insurance for the vehicle, are in full force and you assume all risk of loss or damage to the vehicle. You must pay all reasonable costs for repair of any damage done to the vehicle while the vehicle is in your possession. Seller may deduct from any consideration due to you under paragraph c. above Seller's reasonable costs to repair the vehicle and any daily charges you incur if you fail to return the vehicle within 48 hours after receipt of the notice of cancellation. If Seller cancels this contract, the terms of this Seller's Right to Cancel provision (including those below) remain in effect even after you no longer have possession of the vehicle.

SELLER'S RIGHT TO CANCEL - If Buyer and Co-buyer sign here, the provisions of the Seller's Right to Cancel section above, which gives the Seller the right to cancel if Seller is unable to assign this contract within ____20____ days, will apply. If you fail to return the vehicle within 48 hours after receipt of the notice of cancellation, you agree to pay Seller a charge of $ ____99.00____ per day from the date of cancellation until the vehicle is returned or repossessed.

X ______________________ X ______________________

Buyer Signs Co-Buyer Signs

ARBITRATION PROVISION

PLEASE REVIEW - IMPORTANT - AFFECTS YOUR LEGAL RIGHTS

1. EITHER YOU OR WE MAY CHOOSE TO HAVE ANY DISPUTE BETWEEN US DECIDED BY ARBITRATION AND NOT IN COURT OR BY JURY TRIAL.
2. IF A DISPUTE IS ARBITRATED, YOU WILL GIVE UP YOUR RIGHT TO PARTICIPATE AS A CLASS REPRESENTATIVE OR CLASS MEMBER ON ANY CLASS CLAIM YOU MAY HAVE AGAINST US INCLUDING ANY RIGHT TO CLASS ARBITRATION OR ANY CONSOLIDATION OF INDIVIDUAL ARBITRATIONS.
3. DISCOVERY AND RIGHTS TO APPEAL IN ARBITRATION ARE GENERALLY MORE LIMITED THAN IN A LAWSUIT, AND OTHER RIGHTS THAT YOU AND WE WOULD HAVE IN COURT MAY NOT BE AVAILABLE IN ARBITRATION.

Any claim or dispute, whether in contract, tort, statute or otherwise (including the interpretation and scope of this Arbitration Provision, and the arbitrability of the claim or dispute), between you and us or our employees, agents, successors or assigns, which arises out of or relates to your credit application, purchase or condition of this vehicle, this contract or any resulting transaction or relationship (including any such relationship with third parties who do not sign this contract) shall, at your or our election, be resolved by neutral, binding arbitration and not by a court action. If federal law provides that a claim or dispute is not subject to binding arbitration, this Arbitration Provision shall not apply to such claim or dispute. Any claim or dispute is to be arbitrated by a single arbitrator on an individual basis and not as a class action. You expressly waive any right you may have to arbitrate a class action. You may choose the American Arbitration Association, 1633 Broadway, 10th Floor, New York, New York 10019 (www.adr.org), or any other organization to conduct the arbitration subject to our approval. You may get a copy of the rules of an arbitration organization by contacting the organization or visiting its website.

Arbitrators shall be attorneys or retired judges and shall be selected pursuant to the applicable rules. The arbitrator shall apply governing substantive law and the applicable statute of limitations. The arbitration hearing shall be conducted in the federal district in which you reside unless the Seller-Creditor is a party to the claim or dispute, in which case the hearing will be held in the federal district where this contract was executed. We will pay your filing, administration, service or case management fee and your arbitrator or hearing fee all up to a maximum of $5000, unless the law or the rules of the chosen arbitration organization require us to pay more. The amount we pay may be reimbursed in whole or in part by decision of the arbitrator if the arbitrator finds that any of your claims is frivolous under applicable law. Each party shall be responsible for its own attorney, expert and other fees, unless awarded by the arbitrator under applicable law. If the chosen arbitration organization's rules conflict with this Arbitration Provision, then the provisions of this Arbitration Provision shall control. Any arbitration under this Arbitration Provision shall be governed by the Federal Arbitration Act (9 U.S.C. § 1 et. seq.) and not by any state law concerning arbitration. Any award by the arbitrator shall be in writing and will be final and binding on all parties, subject to any limited right to appeal under the Federal Arbitration Act.

You and we retain the right to seek remedies in small claims court for disputes or claims within that court's jurisdiction, unless such action is transferred, removed or appealed to a different court. Neither you nor we waive the right to arbitrate by using self-help remedies, such as repossession, or by filing an action to recover the vehicle, to recover a deficiency balance, or for individual injunctive relief. Any court having jurisdiction may enter judgment on the arbitrator's award. This Arbitration Provision shall survive any termination, payoff or transfer of this contract. If any part of this Arbitration Provision, other than waivers of class action rights, is deemed or found to be unenforceable for any reason, the remainder shall remain enforceable. If a waiver of class action rights is deemed or found to be unenforceable for any reason in a case in which class action allegations have been made, the remainder of this Arbitration Provision shall be unenforceable.

08/21/2020, 12:29 pm

Buyer Signs X ______________________ Co-Buyer Signs X ______________________

NOTICE: ANY HOLDER OF THIS CONSUMER CREDIT CONTRACT IS SUBJECT TO ALL CLAIMS AND DEFENSES WHICH THE DEBTOR COULD ASSERT AGAINST THE SELLER OF GOODS OR SERVICES OBTAINED PURSUANT HERETO OR WITH THE PROCEEDS HEREOF. RECOVERY HEREUNDER BY THE DEBTOR SHALL NOT EXCEED AMOUNTS PAID BY THE DEBTOR HEREUNDER.

The preceding NOTICE applies only to goods or services obtained primarily for personal, family or household use. In all other cases, Buyer will not assert against any subsequent holder or assignee of this contract any claims or defenses the Buyer (debtor) may have against the Seller, or against the manufacturer of the vehicle or equipment obtained under this contract.

Trade-In Vehicle	Trade-In Vehicle
Year 2002 Make FORD	Year N/A Make N/A
Model E350 SUPER DUTY	Model N/A
VIN 1FDSE35L22HA86152	VIN N/A
Gross Trade-In Allowance $ 3000.00	Gross Trade-In Allowance $ N/A
Payoff Made by Seller $ N/A (e)	Payoff Made by Seller $ N/A (e)
Lienholder N/A	Lienholder N/A

You assign to Seller all of your rights, title and interest in such trade-in vehicle(s). Except as expressly stated to Seller in writing, you represent that your trade-in vehicle(s) has not been involved in an accident, has not had any major body damage or required any major engine repair, and was not previously used as a taxicab, police vehicle, short term rental or is a vehicle that is rebuilt or assembled from parts, a kit car, a replica, a flood vehicle, or a manufacturer buy back.

Buyer Initials ________ **Co-Buyer Initials** ________

Trade-In Payoff Agreement: Seller relied on information from you and/or the lienholder or lessor of your trade-in vehicle to arrive at the trade-in payoff amount shown above and in Item 2 of the Itemization of Amount Financed as the Pay Off Made by Seller. You understand that the amount quoted is an estimate.
Seller agrees to pay the payoff amount shown above and in Item 2 to the lienholder or lessor of the trade-in vehicle, or its designee. If the actual payoff amount is more than the amount shown above and in Item 2 you must pay the Seller the excess on demand. If the actual payoff amount is less than the amount shown above and in Item 2 Seller will refund to you any overage Seller receives from your prior lienholder or lessor. Except as stated in the "NOTICE" above, any assignee of this contract will not be obligated to pay the Pay Off Made by Seller shown above and in Item 2 or any refund.

Buyer Signature X N/A **Co-Buyer Signature X** N/A

The Annual Percentage Rate may be negotiable with the Seller. The Seller may assign this contract and retain its right to receive a part of the Finance Charge.

HOW THIS CONTRACT CAN BE CHANGED. This contract contains the entire agreement between you and us relating to this contract. Any change to this contract must be in writing and we must sign it. No oral changes are binding. Buyer Signs **X** ________ Co-Buyer Signs **X** ________
If any part of this contract is not valid, all other parts stay valid. We may delay or refrain from enforcing any of our rights under this contract without losing them. For example, we may extend the time for making some payments without extending the time for making others.
See the rest of this contract for other important agreements.

NOTICE TO THE BUYER: a) Do not sign this contract before you read it or if it contains any blank spaces. b) You are entitled to an exact copy of the contract you sign. Keep it to protect your legal rights.

You agree to the terms of this contract. You confirm that before you signed this contract, we gave it to you, and you were free to take it and review it. You acknowledge that you have read all pages of this contract, including the arbitration provision on page 5, before signing below. You confirm that you received a completely filled-in copy when you signed it.

Buyer Signs **X** ________ Date 08/21/2020 Co-Buyer Signs **X** ________ Date 08/21/2020

If the "business" use box is checked in "Primary Use for Which Purchased": Print Name N/A Title N/A

Co-Buyers and Other Owners — A co-buyer is a person who is responsible for paying the entire debt. An other owner is a person whose name is on the title to the vehicle but does not have to pay the debt. The other owner agrees to the security interest in the vehicle given to us in this contract.

Other owner signs here **X** N/A Address N/A

Seller Signs MERCEDES BENZ COCONUT CREEK Date 08/21/2020 By **X** ________ Title N/A

Seller assigns its interest in this contract to Mercedes-Benz FinServUSALLC (Assignee) under the terms of Seller's agreement(s) with Assignee.

☐ Assigned with recourse ☒ Assigned without recourse ☐ Assigned with limited recourse

Seller MERCEDES BENZ COCONUT CREEK By Title N/A